Exhibit 23.1


                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


To Whom It May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of my report on the Financial Statements of Wildrose Mining Inc. as of November 30, 2009, in the Registration Statement.

Very Truly Yours,


/s/ George Stewart
-----------------------------
George Stewart, CPA
January 25, 2010